UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   August 9, 2007

Furniture Brands International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-00091	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105

(Address of principal executive offices) (zip code)

(314) 863-1100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 9, 2007, the Company entered into a Credit Agreement (the “New Credit Agreement”) among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., the Loan Parties (as defined below), the institutions party thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent. The New Credit Agreement replaces the Old Credit Agreement, which is described in Item 1.02 below.

The New Credit Agreement is a revolving credit facility with a commitment of $550 million, subject to a borrowing base of certain eligible accounts receivable and inventory. The New Credit Agreement allows for the issuance of letters of credit of up to $100 million and cash borrowings. Interest under the New Credit Agreement for the first six months following the effective date will equal either (i) the greater of the prime rate and the Federal Funds Effective Rate plus ½% for base rate loans or (ii) 1.25% plus LIBOR for the applicable interest period for Eurodollar loans, and after six months will consist of a rate and a margin which will fluctuate with average availability.

The New Credit Agreement is guaranteed by substantially all of the Company’s domestic subsidiaries (collectively referred to with the Company as the “Loan Parties”), and is secured primarily by all of the Loan Parties’ accounts receivable, inventory, and cash deposit and securities accounts.

The New Credit Agreement also includes prohibitions on the Loan Parties’ and all of the Company’s other subsidiaries’ ability to grant security interests to other parties, subject to certain exceptions. The New Credit Agreement includes customary representations and warranties of the Loan Parties and their subsidiaries, imposes on the Loan Parties and their subsidiaries certain affirmative and negative covenants, and includes other typical provisions. Availability under the New Credit Agreement will fluctuate based on a borrowing base calculation consisting of eligible accounts receivable and inventory. Certain covenants and restrictions, including a fixed charge coverage ratio, will become effective when excess availability under the New Credit Agreement falls below certain thresholds.

The Company borrowed funds under the New Credit Agreement to repay in full the amounts borrowed under the Old Credit Agreement and the Company’s Senior Notes (each of which is described under Item 1.02 below), and intends to use any future borrowings for general corporate purposes.

In the event of a default under the New Credit Agreement, the Lenders may terminate the commitments made under the New Credit Agreement, declare amounts outstanding, including accrued interest and fees, payable immediately, and enforce any and all rights and interests. In addition, following an event of default, the Lenders could exercise remedies with respect to the collateral including foreclosure and other remedies available to secured creditors.

With respect to the Lenders, the Company has or may have had customary banking relationships based on the provision of a variety of financial services, including investment banking, lending, commercial banking and other advisory services.

The foregoing is only a summary of certain terms and conditions of the New Credit Agreement and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 9, 2007, the Company borrowed funds under the New Credit Agreement to pay in full the existing indebtedness in the amount of $150 million owed by the Company pursuant to the terms of the Credit Agreement (as amended, the “Old Credit Agreement”), dated April 21, 2006, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc. and Thomasville Furniture Industries, Inc. as Borrowers, various lenders, The Bank of Tokyo-Mitsubishi , UFJ, LTD., PNC Bank, National Association, Wachovia Bank, National Association, and Wells Fargo Bank, NA, as Co-Syndication Agents, J P Morgan Chase Bank, N.A. as Administrative Agent, and J. P. Morgan Securities, Inc., as Sole Bookrunner and Sole Lead Arranger. The Old Credit Agreement terminated upon the payment of those amounts.

The Old Credit Agreement was a revolving credit facility provided by a syndicate of financial institutions with a commitment of $400 million and a maturity date of April 21, 2011. Pursuant to the terms of an amendment entered into on April 16, 2007, it was secured by a lien on substantially all the personal property of the Company and its domestic subsidiaries, including the stock of domestic subsidiaries. It allowed for the issuance of letters of credit and cash borrowings. Letter of credit outstandings were limited to no more than $100 million with cash borrowings limited by the facility’s availability, subject to certain financial covenants, less letters of credit outstanding. Cash borrowings bore interest at either a base rate or at an adjusted Eurodollar rate plus an applicable margin. The applicable margin was subject to adjustment based upon the credit ratings the facility received from Standard & Poor’s and Moody’s.

The foregoing description of the Old Credit Agreement is only a summary of certain terms and conditions of the Old Credit Agreement and is qualified in its entirety by reference to the Old Credit Agreement, and the amendments thereto, which are listed as Exhibits 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.

On August 9, 2007, the Company also repaid in full the $150 million in Senior Notes (the “Notes”) issued pursuant to the terms of that certain note purchase agreement dated as of May 17, 2006, under which the Notes were issued (as amended, the “Note Purchase Agreement”). Along with that repayment, the Company paid a make-whole premium of approximately $17 million and accrued interest of approximately $2.5 million, terminating the Note Purchase Agreement.

Partially offsetting these amounts, the Company received payment of $2.8 million on an interest rate hedge.

The Company described the material terms of the Note Purchase Agreement in its Current Report on Form 8-K, which was filed on May 23, 2006, and incorporates that description herein by reference. Such description is only a summary of certain terms and conditions of the Note Purchase Agreement and is qualified in its entirety by reference to the Note Purchase Agreement and the amendments thereto, which are listed as Exhibits 4.1, 4.2 and 4.3 hereto and are incorporated herein by reference. In addition, the foregoing discussion of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 1.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Richard R. Isaak
Name: Richard R. Isaak
Title: Controller and Chief Accounting Officer

Dated August 10, 2007

EXHIBIT INDEX

4.1

Note Purchase Agreement dated May 17, 2006, for $150,000,000 6.83% Senior Notes due May 17, 2018 among Furniture Brands International, Inc., Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., and various institutional investors, and J.P. Morgan Securities Inc., Mitsubishi Securities (USA), Inc., Wachovia Capital Markets, LLC and Wells Fargo Capital Markets as agents (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 17, 2006 and filed on May 23, 2006).

4.2

First Amendment, dated April 16, 2007, to Note Purchase Agreement dated May 17, 2006, for $150,000,000 6.83% Senior Notes due May 17, 2018 among Furniture Brands International, Inc., Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., and various institutional investors, and J.P. Morgan Securities Inc., Mitsubishi Securities (USA), Inc., Wachovia Capital Markets, LLC and Wells Fargo Capital Markets as agents (Incorporated by reference to Exhibit 10(b) to the Company’s Current Report on Form 8-K dated April 19, 2007 and filed on April 19, 2007).

4.3

Second Amendment, dated June 29, 2007, to Note Purchase Agreement dated May 17, 2006, for $150,000,000 6.83% Senior Notes due May 17, 2018 among Furniture Brands International, Inc., Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., and various institutional investors, and J.P. Morgan Securities Inc., Mitsubishi Securities (USA), Inc., Wachovia Capital Markets, LLC and Wells Fargo Capital Markets as agents (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 3, 2007 and filed on July 3, 2007).

10.1

Credit Agreement, dated August 9, 2007, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., the Other Loan Parties named therein, the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as Sole Bookrunner and Joint Lead Arranger and Banc of America Securities LLC, as Joint Lead Arranger.

10.2

Credit Agreement, dated April 21, 2006, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc. and Thomasville Furniture Industries, Inc. as Borrowers, Various Lenders, The Bank of Tokyo-Mitsubishi , UFJ, LTD., PNC Bank, National Association, Wachovia Bank, National Association, and Wells Fargo Bank, NA, as Co-Syndication Agents, J P Morgan Chase Bank, N.A. as Administrative Agent, and J. P. Morgan Securities, Inc., as Sole Bookrunner and Sole Lead Arranger (Incorporated by reference to Exhibit 10 to the Company’s Current Report on Form 8-K dated April 26, 2006 and filed on April 26, 2006).

10.3

First Amendment, dated April 16, 2007, to the Credit Agreement, dated August 9, 2007, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., the Other Loan Parties named therein, the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as Sole Bookrunner and Joint Lead Arranger and Banc of America Securities LLC, as Joint Lead Arranger (Incorporated by reference to Exhibit 10(a) to the Company’s Current Report on Form 8-K dated April 19, 2007 and filed on April 19, 2007).

10.4

Waiver and Amendment, dated June 29, 2007, to Credit Agreement, dated April 21, 2006, by and among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc. and various lenders, The Bank of Tokyo-Mitsubishi UFJ, LTD., PNC Bank, National Association, Wachovia Bank, National Association, as Co-Syndication Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 3, 2007 and filed on July 3, 2007).